EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Paladin Realty Income Properties, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

November 18, 2011